Independent Auditors' Consent




To the Shareholders and Board of Trustees of Smith Barney Income Funds Premium Total Return Fund:
We consent to the incorporation by reference, in this Prospectus and Statement of Additional
Information, of our report dated February 11, 2000, on the statement of assets and liabilities for the Smith Barney Income Funds Premium Total Return
Fund as of December 31, 1999 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the three-year period then ended, the period from August
1, 1996 to December 31, 1996 and for each of the years in the two year period ended July 31, 1996.
These financial statements and financial highlights and our report thereon are included in the Annual
Report of the Fund as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.



K
PMG
LLP
New York, New York
April 17, 2000
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